EXHIBIT NO. 11

                       ROTARY POWER INTERNATIONAL, INC.
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE


                                            Three Months
                                           Ended March 31,
                                       1998            1997
                                       ----            ----

BASIC

Shares outstanding,
  beginning of period                5,968,516       6,641,432

Weighted average number
  of shares issued,
  retired and issuable
  share equivalents                          0         (91,435)
                                   ===========     ===========

Weighted average number
  of common and common
  equivalent shares
  outstanding                        5,968,516       6,549,997
                                   ===========     ===========
Net loss                           $  (312,651)    $(1,091,978)
                                   ===========     ===========

Net loss per
  common share                     $     (0.05)    $     (0.17)
                                   ===========     ===========
DILUTED

Weighted average number
  of common and common
  equivalent shares
  outstanding as
  adjusted to full
  dilution                           5,968,516       6,549,997
                                   ===========     ===========
Net loss                           $  (312,651)    $(1,091,503)
                                   ===========     ===========
Net loss per
  common share                     $    (0.05)*    $    (0.17)*
                                   ===========     ===========

*These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive

                                  SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ROTARY POWER INTERNATIONAL, INC.
                                  (Registrant)



                                     /s/Kenneth Leighton Brody
                                     ------------------------------------------
                                     Kenneth Leighton Brody
                                     President and Principal Financial Officer
                                     August 24, 1998

                                      11